                                  (LETTERHEAD)

                                August 16, 1996

MedPartners/Mullikin, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244

     Re:  MedPartners/Mullikin, Inc.-
        Registration Statement on form S-4
        Commission File No. 333-4348

Ladies and Gentlemen:


     We have served as counsel for MedPartners/Mullikin, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-4 (Commission File No. 333-4348) (the "Registration Statement"), of up to 2,350,000 shares of Common Stock, par value $.001 per share, of the Company (the "Shares") to be issued pursuant to that certain Amended and Restated Plan and Agreement of Merger, dated as of March 11, 1996, as amended by Amendment No. 1 dated June 28, 1996, by and among the Company, CHS Merger Corporation (the "Subsidiary") and CHS Management, Inc. This opinion is furnished to you pursuant to the requirements of Form S-4.


     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we deemed necessary and appropriate.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

          (i) the Shares have been duly authorized; and

          (ii) upon issuance and delivery of the Shares as contemplated in the Registration Statement and the Plan of Merger, the Shares will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     We do hereby consent to the reference to our Firm under the heading "Legal Matters" in the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                          Very truly yours,

                                          HASKELL SLAUGHTER & YOUNG, LLC

                                          By:   /s/  ROBERT E. LEE GARNER
                                            ------------------------------------
                                                    Robert E. Lee Garner